UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 8.01	Other Matters.

On June 24, 2025, Community Bank, N.A. (the “Community Bank”), the wholly-owned banking subsidiary of Community Financial System, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Santander Bank, N.A. (“Santander”) pursuant to which Community Bank agreed to acquire certain assets and assume certain liabilities of seven Santander branch offices located in Allentown, Pennsylvania area (the “Branches”). Subject to the terms of the Agreement, Community Bank will acquire approximately $600 million in deposits and approximately $33 million in branch-related loans. Community Bank will pay a deposit premium of 8.0%, or approximately $48 million, in estimated cash consideration to Santander Bank for the branch assets and liabilities. In addition, Community Bank’s wholly-owned subsidiary, Nottingham Investment Services, Inc., has agreed to purchase related wealth management relationships from Santander’s affiliate, Santander Securities LLC.

The Agreement contains certain customary representations, warranties, and covenants of the parties, including, among others, covenants providing that (i) Community Bank offer employment to the Branch employees, (ii) Santander shall conduct the business at the Branches in the ordinary course during the period between the execution of the Agreement and consummation of the acquisition, and (iii) Santander is subject to certain non-compete and non-solicitation covenants relating to the Branches and the business being acquired by Community Bank. The acquisition is subject to receipt of all required regulatory approvals, as well as other customary conditions to closing, including the execution and delivery of related transaction documents. The acquisition is expected to be completed in the fourth quarter of 2025.

A copy of the press release, dated June 25, 2025, issued by the Company to announce the execution of the Agreement, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

99.1	Press Release, dated June 25, 2025, issued by Community Financial System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

	By:	/s/ Michael N. Abdo
	Name:	Michael N. Abdo
	Title:	Executive Vice President and General Counsel

Dated: June 25, 2025

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated June 25, 2025, issued by Community Financial System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)